AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1997

                                                    REGISTRATION NO.333-________

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                    _____________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                             JACOR COMMUNICATIONS, INC.
                  -------------------------------------------------
                (Exact name of registrant as specified in its charter)

           DELAWARE                                               31-0978313
-------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               50 E. RIVERCENTER BLVD.
                                      12TH FLOOR
                              COVINGTON, KENTUCKY 41011
                            ------------------------------
                           (Address of principal executive
                             offices including zip code)

                   1997 NON-EMPLOYEE DIRECTORS STOCK PURCHASE PLAN
                   -----------------------------------------------

                              (Full title of the plan)

                                 R. CHRISTOPHER WEBER
                  SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              JACOR COMMUNICATIONS, INC.
                               50 E. RIVERCENTER BLVD.
                                      12TH FLOOR
                              COVINGTON, KENTUCKY 41011
                                    (606) 655-2267
               --------------------------------------------------------
              (Name, address and telephone number of agent for service)

                                       Copy To:
                               RICHARD G. SCHMALZL, ESQ.
                              JONATHAN D. NIEMEYER, ESQ.
                               GRAYDON, HEAD & RITCHEY
                               1900 FIFTH THIRD CENTER
                                  511 WALNUT STREET
                                CINCINNATI, OHIO 45202
                                    (513) 621-6464

                           CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------
TITLE OF SECURITIES    AMOUNT TO BE    PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
 TO BE REGISTERED      REGISTERED      OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION
                                             SHARE               PRICE                 FEE
-------------------------------------------------------------------------------------------------
COMMON STOCK, $.01    150,000 SHARES       $34.625(1)        $5,193,750.00(1)     $1,573.86(1)
PAR VALUE
-------------------------------------------------------------------------------------------------

___________________
    (1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of Jacor Communications, Inc. common stock in The Nasdaq National Market on May 29, 1997.

    Jacor Communications, Inc. (the "Registrant") is filing this Registration Statement on Form S-8 in order to register an aggregate of 150,000 shares of its common stock, $.01 par value, to be issued pursuant to its 1997 Non-Employee Directors Stock Purchase Plan.

PART I      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

    The documents containing the information required in Part I of the Registration Statement will be provided to each participant in the Plan as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8.

PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

    (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

    (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

    (iii) the Registrant's Current Reports on Form 8-K dated January 9, 1997, January 24, 1997, March 7, 1997 (amending the Company's Form 8-K dated October 23, 1996), March 21, 1997, as amended, April 8, 1997, as amended, May 5, 1997, and May 16, 1997; and

    (iv)    the Registrant's Form 8-B dated September 23, 1996.


    All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.     DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant, being incorporated under the General Corporation Law of the State of Delaware, is empowered by Section 145 of such law ("Statute"), subject to the procedures and limitations stated in the Statute, to indemnify any person ("Indemnitee") against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding to which an Indemnitee is made a party or threatened to be made a party by reason of the Indemnitee's being or having been a director, officer, employee or agent of the Registrant or a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise at the request of the Registrant. The Statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Statute also provides that the Registrant may purchase insurance on behalf of any director, officer, employee or agent.

    Article Sixth of the Registrant's Certificate of Incorporation contains provisions permitted by Section 102 of the General Corporation Law of the State of Delaware which eliminate personal liability of members of its board of directors for violations of their fiduciary duty of care. Neither the Delaware General Corporation Law nor the Certificate of Incorporation, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the Statute, or obtaining an improper personal benefit. Article Sixth of the Registrant's Certificate of Incorporation also provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

    Article 8 of the Registrant's Bylaws provides that the Registrant is obligated to indemnify a director or officer ("Indemnitee") in each and every situation where the Registrant is obligated to make such indemnification pursuant to the Statute. The Registrant must also indemnify an Indemnitee in each and every situation where, under the Statute, the Registrant is not obligated but is nevertheless permitted or empowered to make such indemnification. However, before making such indemnification with respect to any situation covered by the preceding sentence, (i) the Registrant shall promptly make or cause to be made, by any of the methods referred to in subsection (d) of the Statute, a determination as to whether the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful, and (ii) no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that such Indemnitee's conduct was unlawful.

    The Registrant currently maintains an insurance policy that provides coverage pursuant to which the Registrant is to be reimbursed for amounts it may be required or permitted by law to pay to indemnify directors and officers.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

Item 8.     EXHIBITS.

Exhibit     Description of Exhibit
-------     ----------------------

 4.1 1997 Non-Employee Directors Stock Purchase Plan [Filed as Annex 4 to the Registrant's Definitive Proxy Statement filed with the Commission on April 30, 1997, and incorporated by reference herein]
 5.1        Opinion of Graydon, Head & Ritchey
23.1        Consent of Graydon, Head & Ritchey (included in Exhibit 5.1)
23.2        Consent of Coopers & Lybrand L.L.P.
23.3        Consent of Ernst & Young LLP

Item 9.     UNDERTAKINGS

A.          INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the mater has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.          SUBSEQUENT EXCHANGE OF DOCUMENTS

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  OTHER

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflect in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on this 3rd day of June, 1997.

                                  JACOR COMMUNICATIONS, INC.


                                  By:  /s/ R. Christopher Weber
                                     ----------------------------------
                                       R. Christopher Weber,
                                       Senior Vice President and
                                       Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


June 3, 1997    /s/ Randy Michaels                    June 3, 1997    /s/ Rod F. Dammeyer
              ------------------------------------                  ------------------------------------
              Randy Michaels, Chief                                 Rod F. Dammeyer, Director
              Executive Officer and Director

                                                      June 3, 1997    /s/ F. Philip Handy
              ------------------------------------                  ------------------------------------
              Robert L. Lawrence, President,                        F. Philip Handy, Director
              Chief Operating Officer and
              Director


              ------------------------------------                  ------------------------------------
              Samuel Zell, Chairman of the                          Marc Lasry, Director
              Board and Director

June 3, 1997    /s/ Sheli Z. Rosenberg                June 2, 1997    /s/ Maggie Wilderotter
              ------------------------------------                  ------------------------------------
              Sheli Z. Rosenberg, Vice                              Maggie Wilderotter, Director
              Chairman and Director

                                                      June 3, 1997   /s/ R. Christopher Weber
              ------------------------------------                  ------------------------------------
              John W. Alexander, Director                           R. Christopher Weber, Senior
                                                                    Vice President and Chief Financial
June 2, 1997    /s/ Peter C. B. Bynoe                               Officer (Principal Accounting and
              ------------------------------------                  Financial Officer)
              Peter C. B. Bynoe, Director

                                  INDEX TO EXHIBITS


                                                                          Page
Exhibit     Description of Exhibit                                       Number
-------     ----------------------                                       ------

 4.1        1997 Non-Employee Directors Stock Purchase Plan                 *
            [Filed as Annex 4 to the Registrant's Definitive Proxy
            Statement filed with the Commission on April 30, 1997, and incorporated by reference herein]

 5.1        Opinion of Graydon, Head & Ritchey                              8

23.1        Consent of Graydon, Head & Ritchey (included in Exhibit 5.1)    8

23.2        Consent of Coopers & Lybrand L.L.P.                            9

23.3        Consent of Ernst & Young LLP                                   10


*  Incorporated by reference.